EX-99.906CERT

Section 906 Certification

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), the undersigned officers of Harbor Funds (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s report on Form N-CSR for the period ended April 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ David G. Van Hooser	Chairman, President, Trustee	June 21, 2010
	David G. Van Hooser	and Chief Executive Officer

By:	/s/ Anmarie S. Kolinski	Treasurer and Chief	June 21, 2010
	Anmarie S. Kolinski	Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.